UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27408 (Commission File No.)	33-0684451 (IRS Employer Identification No.)

333 Westchester Avenue, South Building, Suite 204, White Plains, NY	10604
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 364-7727
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SGRP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 8.01	Other Events

Robert G. Brown Calls for a Special Stockholders' Meeting to Remove Independent Directors Drogue and McCarthey (Who Are All of the Audit Committee Members and a Majority of the Other Committees)

One of the co-founders of SPAR Group, Inc. ("SGRP" and, together with its subsidiaries, the "Company"), Mr. Robert G. Brown ("Mr. Brown"), who retired as the Chairman and an officer and director of SGRP on May 3, 2018, and SP/R, Inc. Defined Benefit Pension Trust (the "SP/R Trust"), a trust for the benefit (in part) of Mr. Brown and controlled by Mr. Brown's children as its trustees, on August 20, 2019, physically delivered to SGRP on August 20, 2019: (1) a Written Request of Stockholders of SPAR Group, Inc. to Call a Special Meeting (the "Brown Group Special Meeting Request") respecting the removal of Mr. Arthur B. Drogue and Mr. R. Eric McCarthey as independent directors from the Board (see below); and (2) Written Consents of Stockholders seeking to appoint Panos Lazaretos, whom the independent directors of SGRP have deemed non-independent (see below), as a director of SGRP (the "Brown Group Written Consents"). SGRP did not participate in and does not support the Brown Group Special Meeting Request and the Brown Group Written Consents.

Mr. Brown and the SP/R Trust filed a Schedule 13D as a group on August 19, 2019 (the "Brown Group 13D"), with the Securities and Exchange Commission (the "SEC"), announcing their joint efforts in facilitating the Brown Group Special Meeting Request and the Brown Group Written Consents. Mr. Brown and the SP/R Trust are significant holders of the outstanding common stock issued by SGRP (the "SGRP Shares"), and in the Brown Group 13D, reported sole ownership of and voting power respecting 5,236,018 SGRP Shares by Mr. Brown and ownership of and shared voting power respecting 1,109,625 SGRP Shares by the SP/R Trust. Together the SGRP Shares of Mr. Brown and the SP/R Trust (the "Brown Group Shares") total 6,345,643 SGRP Shares, or approximately 30.44% of the 20,847,461 outstanding SGRP Shares as of August 2, 2019 (as reported in the SGRP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as filed with the SEC on August 14, 2019).

Mr. Brown and the SP/R Trust are solely responsible for the Brown Group Special Meeting Request, the Brown Group Written Consents and the Brown Group 13D.

Mr. Brown and Mr. William H. Bartels, who also is a co-founder and currently is Vice Chairman and a director and officer of SGRP, have filed 13Ds as a group with the SEC, most recently on January 25, 2019, and have taken collective action through their written consents.  Mr. Bartels individually owns 5,288,693 shares of SGRP Stock (the "Bartels Shares"). Together, Mr. Brown and Mr. Bartels (the "Majority Stockholders") beneficially own as a group a total of approximately 56.4% (or 11,755,611 shares) of the SGRP Shares. For a description of the past written consents submitted by the Majority Stockholders as a group, see SGRP's Current Reports on Form 8-K as filed with the SEC on July 6, 2018 (removal of Laurence T. Kellar as an independent director), and on September 28, 2018 (challenge of proposed By-Laws Amendments).

The Brown Group 13D stated that Mr. Bartels did not participate in either the Brown Group Special Meeting Request or the Brown Group Written Consents, although Mr. Brown continues to claim group status with Mr. Bartels under his prior 13Ds.

Mr. Bartels has not amended his prior 13D filings to join in either the Brown Group Special Meeting Request or the Brown Group Written Consents, and SGRP has not received any Brown Group Written Consent from Mr. Bartels. Accordingly, the Bartels Shares are not included in the Brown Group Shares.

The descriptions of the Brown Group Special Meeting Request and the Brown Group Written Consents are qualified in their entirety by reference to the Written Request of Stockholders of SPAR Group, Inc., to Call a Special Meeting, dated August 19, 2019, from the Brown Group, and the Written Consent of Stockholders dated August 16, 2019, from the Brown Group, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Brown Group 13D is referenced for informational purposes only and is not incorporated herein.

Special Stockholders' Meeting to Remove Independent Directors Drogue and McCarthey

The Brown Group has approximately 30.44% of the SGRP Shares, which exceeds the 25% ownership threshold required for a stockholder (or group of stockholders) to request a special meeting of SGRP's stockholders for a permitted purpose under Section 2.02 of SGRP's 2019 Restated By-Laws (the "Restated By-Laws"). Requests for special stockholder meetings for permitted purposes are authorized, and the potential removal of directors is a permitted purpose, under the Restated By-Laws and Delaware law. However, any actions taken and their consequences would still have to satisfy applicable NASDAQ and SEC Rules.

Accordingly, the Brown Group Special Meeting Request is sufficient and the Board will call for a special meeting of SGRP's stockholders to consider the removal of Mr. Arthur B. Drogue and Mr. R. Eric McCarthey as independent directors from the Board, Audit Committee, Governance Committee, Compensation Committee, and Special Subcommittee.

The Board had already discussed holding a special meeting of SGRP's stockholders in early November to ask for stockholder approval of a potential reverse stock split for compliance with NASDAQ’s requirements to maintain a minimum bid price, as further described in SGRP's Current Report on Form 8-K as filed with the SEC on July 31, 2019, and a new stock compensation plan to take the place of the stock compensation plan that was rejected by the stockholders at SGRP’s annual stockholders’ meeting held in May 2019. Under the By-Laws and Delaware law, the Board is permitted to combine those purposes with the requested vote on independent director removal, and will likely do so to minimize preparation, legal, printing and mailing costs.

SGRP is planning to call for a special meeting of SGRP's stockholders on or about the afternoon of November 14, 2019 (the "2019 Special Meeting"), after the conclusion of the November Board and Committee meetings, to consider those three purposes and any other specified purposes. SGRP will follow normal procedure in soliciting proxies for the meeting and preparing and filing a Proxy Statement with the SEC, which the SEC may choose to review, and then sending it to SGRP's stockholders.

Section 2.07(b) of the By-Laws provides that:

". . . . (ii) directors may be removed by the votes of a majority of the shares then entitled to vote for directors, and (iii) all other questions brought before the stockholders shall be determined by a majority of the votes cast. For clarity, votes cast do not include abstentions, non-votes or inconclusive votes. . . ."

Accordingly, more than 10,423,730.5 of the SGRP Shares must be present at the 2019 Special Meeting (in person or by proxy) and vote in favor of removal to remove a director. The reverse stock split and new stock compensation plan may be approved by affirmative vote of a majority of votes cast at the 2019 Special Meeting (in person or by proxy).

The Brown Group has approximately 30.44% of the SGRP Shares and so cannot alone effect the removal of Mr. Drogue and Mr. McCarthey.

The six member Board currently has only two independent directors and one director classified as independent on all but related party matters (resulting from Jack W. Partridge's May 2019 forced retirement), which is less than a majority of the current Board as required by NASDAQ. If Mr. Drogue and Mr. McCarthey are removed or retire:

•	The Board would only have one independent director out of four (Mr. Jeffrey A. Mayer), and he is excluded from voting on any related party matter.

•	SGRP's Audit Committee and Special Subcommittee would have no members.

•	SGRP's Compensation Committee and Governance Committee would consist of one director (namely Mr. Mayer).

•	The resulting composition of the Board and its committees would be in violation of the NASDAQ rules and such committees' respective charters.

See Failure to Maintain a Majority of Independent Directors on the Board; and Failure to Comply with NASDAQ Audit Committee Composition Requirements; Search for a Replacement Independent Director; and Risks of a NASDAQ Delisting and Penny Stock Trading, below.

Brown Group Written Consents Respecting Attempted Appointment of Mr. Panos Lazaretos as a Director

Appointments of directors are generally permitted by written consents under the Restated By-Laws and Delaware law by greater than a majority (i.e., more than 10,423,730.5) of the SGRP Shares required for the effectiveness of any written consent(s) of a stockholder (or group of stockholders) under Section 2.09 of the By-Laws, including vacancies exceeding 90 days. However, any such action and its consequences would still have to satisfy applicable NASDAQ and SEC Rules. See Search for a Replacement Independent Director and Failure to Maintain a Majority of Independent Directors on the Board; and Failure to Comply with NASDAQ Audit Committee Composition Requirements, below.

As noted above, the Brown Group owns approximately 30.44% of the SGRP Shares, which is less than the majority (i.e., more than 50 % or 10,423,730.5) of the SGRP Shares required for the effectiveness of any written consent(s) of a stockholder (or group of stockholders) under Section 2.09 of the By-Laws. Counsel for the Brown Group says they intend to deliver unspecified additional consents before October 16, 2019, but none have been received by SGRP to date, the Brown Group 13D does not identify any other participating stockholder, and the Brown Group has not filed any solicitation materials with the SEC to date. Accordingly, the Brown Group Written Consents are not effective and Mr. Lazaretos has not been appointed as a director.

If the current vacancy is filled and thereafter SGRP receives timely and valid Brown Group Consents from a majority (i.e., more than 50 % or 10,423,730.5) of the SGRP Shares, the Board size would be increased by one (to eight) and Mr. Lazaretos would become a director of SGRP, effective upon completion of the filings and notices required under SEC Rules and Delaware law (which takes approximately30 days).

SGRP's Governance Committee believes that if Mr. Lazaretos is put on the Board through a written consent action, Mr. Lazaretos would not be independent (see Search for a Replacement Independent Director, below) and the Board size would have to be increased to nine (requiring stockholder approval) and additional independent directors would need to be added to satisfy NASDAQ's Board Independence Rules (as defined below).

See, Failure to Maintain a Majority of Independent Directors on the Board; and Failure to Comply with NASDAQ Audit Committee Composition Requirements; Search for a Replacement Independent Director; and Risks of a NASDAQ Delisting and Penny Stock Trading, below.

For a summary of recent independent director removals, threats and demands by Mr. Brown, please see SGRP's Current Report on Form 8-K as filed with the SEC on August 12, 2019 (the “August Current Report”). The Company believes that neither the acquiescence to the Brown Demands (as defined in the August Current Report) nor the requested resignations of directors who oppose the Brown Demands would be in the best interests of SGRP and all of its stockholders.

In the Delaware Settlement (as defined in the August Current Report), the Majority Stockholders and SGRP agreed to amend and restate SGRP's then-current By-Laws (with such amendments resulting in the adoption of the Restated By-Laws). The Restated By-Laws contain negotiated changes that preserved the current roles of the Governance Committee and the Board in the identification, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders' meetings and appointment of those candidates to fill Board vacancies (the "Nomination Process"), other than directors removed or appointed via a stockholder written consent, which is unchanged. See SGRP's Current Report on Form 8-K as filed with the SEC on August 12, 2019 for further details regarding pressures on Board independence.

Failure to Maintain a Majority of Independent Directors on the Board; and Failure to Comply with NASDAQ Audit Committee Composition Requirements

The six member Board currently has only two independent directors and one director classified as independent on all but related party matters out of six (resulting from Jack W. Partridge's May 2019 forced retirement), which independence is less than a majority of the current Board as required by NASDAQ. If Mr. Drogue and Mr. McCarthey are removed or retire:

•	The Board would only have one independent director out of four (Mr. Jeffrey A. Mayer), and he is excluded from voting on any related party matter.

•	SGRP's Audit Committee and Special Subcommittee would have no members.

•	SGRP's Compensation Committee and Governance Committee would consist of one director (namely Mr. Mayer).

•

The current composition of the Board and its Audit Committee, Compensation Committee and Governance Committee also is in violation of the NASDAQ rules and such committees' respective charters. See below.

The Board and the Governance Committee have determined that the Board should always have a majority of independent directors as required by NASDAQ and the SEC. The Board and Governance Committee have concluded that Mr.Lazaretos would not be deemed independent, and have continued to follow the Nomination Process and search for an independent director replacement for Mr. Partridge. SGRP's Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004, requires that (among other things) a majority of the directors of the Board, and all of the members of its Audit Committee, Compensation Committee and Governance Committee, be independent directors.

NASDAQ Listing Rule 5605(b)(1) requires a majority of the board of directors of a listed company to consist of independent directors, as defined in Rule 5605(a)(2), and NASDAQ Listing Rule 5605(c)(2) requires the audit committee of a listed company to be composed of at least three members, all of whom must be independent (together, the "Board Independence Rules"). When similar circumstances occurred last year in connection with the forced retirement of Lorrence Kellar, SGRP received a notification letter from NASDAQ dated December 13, 2018, stating that SGRP no longer complied with NASDAQ's Board Independence Rules and had approximately 30 days to regain compliance therewith.

On July 24, 2019, SGRP received a phone call from a NASDAQ representative expressing concern with respect to (1) the Board's lack of independence following Mr. Partridge's forced retirement; (2) the number of independent directors serving on the Audit Committee, Compensation Committee and Governance Committee (which, as of July 24, 2019, was two independent director members on each such committee); and (3) the independence of Mr. Lazaretos, whom the Governance Committee determined to be non-independent.

On July 25, 2019, SGRP received a letter from NASDAQ notifying SGRP that it was not in compliance with the Board Independence Rules and that SGRP has until the earlier of: (1) the next annual stockholders' meeting of SGRP or May 15, 2020, or (2) November 11, 2019, if the next annual stockholders' meeting is held before November 11, 2019 (the "Board Independence Deadline"). Accordingly, the forced retirement of Mr. Partridge and the threatened removal of Mr. Drogue and Mr. McCarthey are, in each case directly resulting from the actions of Mr. Brown and others, may cause SGRP to be delisted by NASDAQ for failing to adhere to the Board Independence Rules.

The independent directors of the Board and the management of SGRP believe that if Mr. Drogue and Mr. McCarthey are ultimately removed from the Board and the directors selected for nomination and election by the Brown Group comprise a majority of the Board, the newly constituted and potentially non-independent Board may cause NASDAQ to reconsider and accelerate its deadline for corrective action by the Company and proceed with delisting SGRP for failure to comply with the Board Independence Rules. See SGRP's Current Report on Form 8-K as filed with the SEC on July 31, 2019 (NASDAQ's notice of Failure to Maintain a Majority of Independent Directors on the Board).

Search for a Replacement Independent Director

Even before Mr. Partridge's forced retirement, the Majority Stockholders lobbied (and have continued to lobby) the Board to add Mr. Panos Lazaretos, a resident of Greece, as a director of SGRP. The Governance Committee has determined for various reasons that Mr. Lazaretos is not independent.

Moreover, at and since the May 2019 Board meeting, SGRP's Governance Committee has insisted on following the Nomination Process agreed to by the Majority Stockholders in the Delaware Settlement to fill the vacancy created by Mr. Partridge's forced retirement. SGRP's Governance Committee has declined to circumvent the Nomination Process at Mr.Brown's urging to in order to immediately put Mr. Lazaretos on the Board.

Complying with SGRP's Nomination Process, SGRP's Governance Committee has recently conducted a search and evaluation for a new independent director to replace Mr. Partridge. Under the Restated By-Laws, if a vacancy has not been filled within 90 days, a majority of the stockholders (more than 50%) also together may fill a remaining vacancy by written consent if then not already filled by the Board. However there is no requirement that the Governance Committee and Board must act within such 90 day period to fill a vacancy. It has been 102 days since such vacancy occurred. Board members met with several candidates over the past weeks, and SGRP's Governance Committee currently plans to submit a final nominee to the full Board later this month. SGRP intends to submit to NASDAQ documentation, including biographies of any new directors, evidencing compliance with the Board Independence Rules no later than the Board Independence Deadline.

Of the four finalists, two candidates were recommended by the Majority Stockholders (including Mr. Lazaretos), and two candidates were identified by an independent, third-party executive search firm (the "Independent Search Firm"). An outside evaluation conducted by the Independent Search Firm found Mr. Lazaretos to be unqualified to be a public company director and that other identified director candidates under consideration by the Governance Committee were better qualified to serve as directors of SGRP. An independent Delaware law firm (the "Delaware Law Firm") has also preliminarily determined that Mr. Lazaretos does not satisfy the NASDAQ, SEC and Delaware independence requirements. Pursuant to its authority under SGRP's governing documents, SGRP's Governance Committee has determined that Mr. Lazaretos does not qualify as an independent director based on various factors.

The Brown Group 13D refers to Mr. Lazaretos as an independent director, despite (1) the contrary factors considered and the determination made by the the Governance Committee and (2) the initial verbal indications from SGRP's contact person at NASDAQ that Mr. Lazaretos may not be viewed by NASDAQ as independent.

SGRP's Governance Committee believes that if Mr. Lazaretos were to be put on the Board through a written consent action Mr. Lazaretos would not be independent (see above) and the Board size would have to be increased (requiring stockholder approval) and additional independent directors would need to be added to satisfy NASDAQ's Board Independence Rules.

Although a majority of the stockholders can eventually appoint a director on the Board through exercising their right to act by written consent, they cannot determine independence. Only the Governance Committee can determine independence under the NASDAQ rules and SGRP's governing documents. The most recent amendments to SGRP's governing documents, which preserve the Nomination Process (including the continuation of the Governance Committee's authority to identify, select and nominate qualified director candidates), were agreed to by the Majority Stockholders in the Delaware Settlement.

Risks of a NASDAQ Delisting, Penny Stock Trading and Illiquidity

In the event SGRP does not regain compliance with the Board Independence Rules by the Board Independence Deadline, if more independent directors are removed, or if more non-independent directors are added, NASDAQ may delist SGRP's securities before the Board Independence Deadline.

There can be no assurance that SGRP will be able to correct the current or any future NASDAQ rule deficiencies described herein, or that if timely corrected, SGRP will be able to comply in the future with such NASDAQ rules. If SGRP fails to gain compliance with or further breaches such NASDAQ rules, NASDAQ may commence delisting procedures against SGRP (during which SGRP may appeal the delisting determination based on the current breach to a NASDAQ hearings panel). Repeated or intentional stockholder actions that violate or lead to circumstances that violate NASDAQ Rules could lead to an accelerated or immediate delisting.

If shares of SGRP Common Stock are ultimately delisted by NASDAQ, the market liquidity of the SGRP Common Stock could be adversely affected and its market price could decrease, even though such shares may continue to be traded over-the-counter, due to (among other things) the potential for increased spreads between bids and asks, lower trading volumes and reporting delays in over-the-counter trades and the negative implications and perceptions that could arise from such a delisting. See Item 1A – Risk Factors --Risks of Illiquidity in SGRP Common Stock, in SGRP's Annual Report on Form 10K/A, as filed with the SEC April 24, 2019.

In addition to the foregoing, if the SGRP Common Stock is delisted from NASDAQ and is traded on the over-the-counter market, the application of the "penny stock" rules could adversely affect the market price of the SGRP Common Stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a "penny stock" as any equity security not listed on a national securities exchange or quoted on NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. If the SGRP Common Stock is delisted from NASDAQ and is traded on the over-the-counter market at a price of less than $5.00 per share, the SGRP Common Stock would be considered a penny stock. Unless otherwise exempted, the SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document that provides information about penny stock and the risks in the penny stock market, the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. Further, prior to a transaction in a penny stock occurs, the penny stock rules require the broker-dealer to provide a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. If applicable in the future, the penny stock rules may restrict the ability of brokers-dealers to sell the SGRP Common Stock and may affect the ability of investors to sell their shares, until the SGRP Common Stock is no longer a penny stock.

Forward Looking Statements

This Current Report on Form 8-K and the attached Exhibits (this "Current Report"), contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SGRP and its subsidiaries (together with SGRP, the "SPAR Group" or the "Company"), and this Current Report has been filed by SGRP with the SEC. "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

All statements (other than those that are purely historical) are forward-looking statements. Words such as "may," "will," "expect," "intend", "believe", "estimate", "anticipate," "continue," "plan," "project," or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Company in this Current Report may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors ("Risks"); and plans, intentions, expectations, guidance or other information respecting the potential negative effects of the Company's failure to comply with the NASDAQ's continued listing requirements in the future, any further loss of Board independence or other change in Board composition, any related party payments or settlements that may be authorized by a reconstituted Board, any other settlement with the Majority Stockholders or their companies, or the pursuit or achievement of the Company's five corporate objectives (growth, customer value, employee development, greater productivity & efficiency, and increased earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, growing the Company's client base and contracts, continuing to strengthen its balance sheet, growing revenues and improving profitability through organic growth, new business development and strategic acquisitions, and continuing to control costs.

You should carefully review and consider the Company's forward-looking statements (including all risk factors and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Current Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "Expectations"), and our forward-looking statements (including all Risks) and other information reflect the Company's current views about future events and circumstances. Although the Company believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Company, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Company's control). In addition, new Risks arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the SGRP Common Stock.

These forward-looking statements reflect the Company's Expectations, views, Risks and assumptions only as of the date of this Current Report, and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits:

99.1

Written Request of Stockholders of SPAR Group, Inc., to Call a Special Meeting from Mr. Robert G. Brown, and SP/R, Inc. Defined Benefit Pension Trust, dated August 19, 2019, and physically received by SGRP on August 20, 2019, as filed herewith.

99.2	Written Consents of Stockholders from Mr. Robert G. Brown, and SP/R, Inc. Defined Benefit Pension Trust, dated August 16, 2019, and physically received by SGRP on August 20, 2019, as filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, Inc.
Date: August 23, 2019
	By:	/s/ James R. Segreto
James R. Segreto, Chief Financial Officer